UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 9, 2003

Nara Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50245	95-4849715

(Commission File Number)	(IRS Employer Identification No.)

3701 Wilshire Boulevard, Suite 220
Los Angeles, California 90010
(Address of principal executive offices) (Zip Code)
(213) 639-1700
(Registrant’s telephone number, including area code)

FORM 8-K

NARA BANCORP, INC

Los Angeles, California

June 9, 2003

Item 5. Other Events

Nara Bancorp, Inc. announced it has received $4.9 million from its participation in a pooled trust preferred offering.

A copy of Nara’s News Release containing the announcements is attached as an exhibit 99.1 to this report.

Item 7. Financial Statements and Exhibits

(a)	Financial statements – not applicable

(b)	Pro forma financial information – not applicable

(c)	Exhibit—The following exhibits are included in this report:

99.1 News Release issued by Nara BanCorp, Inc. dated June 9, 2003

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NARA BANCORP, INC. (Registrant)

Date: June 9, 2003	By:	/s/ Benjamin B. Hong

Benjamin B. Hong Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release of the Registrant.

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